As filed with the Securities and Exchange Commission on June 18, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELPHI CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5725 Delphi Drive
Troy, Michigan 48098
(Address of Principal Executive Offices)

Delphi Corporation Stock Incentive Plan
(Full title of the plan)

Alan S. Dawes, Director, Vice Chairman and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive, Troy, Michigan 48098
(Name and address of agent for service)

(248) 813-2000
(Telephone number, including area code)

CALCULATION OF REGISTRATION FEE
REGISTRATION OF ADDITIONAL SECURITIES
SIGNATURES
INDEX TO EXHIBITS
Opinion of Diane L Kaye
Independent Auditors' Consent

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to	Amount to be	Offering price	Aggregate	Amount of
be registered	registered (1) (2)	Per share (2)	Offering price (2)	Registration fee

Common Stock ($0.01 par value)	34,848,240 shares	$8.65	$301,437,276	$24,386

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The price is based on the average of the highest and lowest prices for the Common Stock as reported on the New York Stock Exchange on June 16, 2003.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

     Delphi Corporation (“Delphi”) hereby incorporates by reference into this registration statement the contents of the Registration Statements on Form S-8 filed on behalf of Delphi and the Delphi Corporation Stock Incentive Plan on February 5, 1999 (File No. 333-71899), on June 4, 1999 (File No. 333-80011), on September 6, 2001 (File No. 333-69012) and on June 28, 2002 (File No. 333-91446).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 18, 2003.

DELPHI CORPORATION (Registrant)

By: /s/ J.T. Battenberg III (J.T. Battenberg III, Chairman of the Board of Directors, Chief Executive Officer and President)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2003 by the following persons in the capacities indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Delphi Corporation Stock Incentive Plan, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ J.T. Battenberg III (J.T. Battenberg III)	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Alan S. Dawes (Alan S. Dawes)	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)

SIGNATURES (CONCLUDED)

/s/ Donald L. Runkle (Donald L. Runkle)	Director, Vice Chairman and Chief Technology Officer

/s/ John D. Sheehan (John D. Sheehan)	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ John D. Opie (John D. Opie)	Director (Lead Independent Director)

/s/ Oscar de Paula Bernardes Neto (Oscar de Paula Bernardes Neto)	Director

/s/ Robert H. Brust (Robert H. Brust)	Director

/s/ Virgis W. Colbert (Virgis W. Colbert)	Director

/s/ David N. Farr (David N. Farr)	Director

/s/ Dr. Bernd Gottschalk (Dr. Bernd Gottschalk)	Director

/s/ Shoichiro Irimajiri (Shoichiro Irimajiri)	Director

/s/ Roger S. Penske (Roger S. Penske)	Director

/s/ Patricia C. Sueltz (Patricia C. Sueltz)	Director

INDEX TO EXHIBITS

Exhibit Number		Page No.

5 (a)	Opinion of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company, in respect to the legality of the securities to be registered hereunder.	6

23 (a)	Independent Auditors’ Consent	7

23 (b)	Consent of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company (included in Exhibit 5 (a) above)	n/a

5